UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 31, 2012

Stratex Oil & Gas Holdings, Inc.
(Exact name of registrant as specified in its charter)

Colorado	333-164856	94-3364776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13933 Poway Road, Poway, CA 92064
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone number, including area code:	(858) 748-2994

Poway Muffler and Brake, Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events

On May 25, 2012, the Registrant filed Articles of Amendment (the "Amendment") to its Articles of Incorporation with the Secretary of State of the State of Colorado changing its name from "Poway Muffler and Brake, Inc." to "Stratex Oil & Gas Holdings, Inc." The Amendment was to take effect on May 31, 2012.  As the Registrant intends to consider possible strategic transactions in the oil industry, it changed its name so that it would be more in line with the industry in which it is considering such a strategic transaction. The Amendment was approved unanimously by the Registrant's Board of Directors and by the written consent, in lieu of a meeting of stockholders, of stockholders holding more than a majority of the Registrant's common stock.

In addition to the Amendment, the Registrant's Board of Directors declared a 3.5 to 1 forward stock split.  The effective date for the forward split was May 31, 2012. The record date for the stock split is May 15, 2012.

Item 9.01.     Financial Statements and Exhibits

(c)            Exhibits:

Exhibit No.	Exhibit Description
3	Articles of Amendment filed on May 25, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEX OIL & GAS HOLDINGS, INC.

By:	/s/ Allan Ligi
Allan Ligi, President/CEO/CFO